UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2020

Annaly Capital Management, Inc.

(Exact name of registrant as specified in its charter)

Maryland	1-13447	22-3479661
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1211 Avenue of the Americas New York, New York	10036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 696-0100

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	NLY	New York Stock Exchange
7.50% Series D Cumulative Redeemable Preferred Stock	NLY.D	New York Stock Exchange
6.95% Series F Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock	NLY.F	New York Stock Exchange
6.50% Series G Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock	NLY.G	New York Stock Exchange
6.75% Series I Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock	NLY.I	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Investment Officer David Finkelstein as Chief Executive Officer and President and Election as a Member of the Board

On March 13, 2020, the Board of Directors (the “Board”) of Annaly Capital Management, Inc. (the “Company”) appointed David L. Finkelstein, the Company’s Chief Investment Officer, as Chief Executive Officer and President, effective immediately. Mr. Finkelstein, 47, will continue to serve as the Company’s Chief Investment Officer. The Board has also elected Mr. Finkelstein as a member of the Board, effective immediately. Biographical and other information concerning Mr. Finkelstein is included in the Company’s proxy statement for the 2019 Annual Meeting of Stockholders, filed with the SEC on April 9, 2019 and is incorporated by reference herein.

Departure of Glenn A. Votek as Interim Chief Executive Officer and President and Transition to Senior Advisor Role

On March 13, 2020, Glenn A. Votek stepped down as the Company’s Interim Chief Executive Officer and President and was appointed to the role of Senior Advisor to the Company for an interim period to assist in the transition of his duties to Mr. Finkelstein. Mr. Votek will continue to serve as a member of the Board.

New Employment Agreement for Mr. Finkelstein

In connection with Mr. Finkelstein’s promotion to Chief Executive Officer and President, the Company entered into a new employment agreement with Mr. Finkelstein, dated March 13, 2020 (the “Employment Agreement”), which will be effective upon the closing of the transactions contemplated by the Internalization Agreement, dated as of February 12, 2020, by and among the Company, its external manager Annaly Management Company LLC (the “Manager”) and certain affiliates of the Manager identified in the Internalization Agreement (the “Internalization”). The Employment Agreement supersedes and replaces in their entirety the Employment Agreement and Severance Rights Agreement between the Company and Mr. Finkelstein (the “Prior Agreements”), each dated as of February 12, 2020, which would have become effective upon the closing of the Internalization. As previously announced, the Internalization is expected to close in the second quarter of 2020.

The Employment Agreement updates the compensation opportunities for Mr. Finkelstein for 2020 following the Internalization in recognition of his role as Chief Executive Officer and President. The Employment Agreement provides a total annualized compensation opportunity for 2020 of $12,750,000 comprised of base salary, a 2020 annual bonus opportunity, and 2020 long-term incentive awards as follows:

•	Base Salary: Mr. Finkelstein will be paid a base salary at the annual rate of $1,000,000 (increased from $750,000 under the Prior Agreements).

•	2020 Annual Bonus Opportunity: The 2020 annual bonus opportunity is in the guaranteed minimum amount of $6,750,000 (which was the same amount as under the Prior Agreements). The actual 2020 bonus award amount may be increased by the Board based on a review of performance, not to exceed 150% of target. The final 2020 bonus amount will be payable (i) 80% in cash and (ii) 20% in an award of restricted stock units (“RSUs”) to be granted under the Company’s equity compensation plan after the final 2020 bonus amount is determined (no later than March 15, 2021), to vest annually over three years following the grant date.

•	2020 Long-Term Incentives: Mr. Finkelstein will be granted at the closing of the Internalization a 2020 long-term incentive opportunity with a target award value of $5,000,000 delivered equally in time-vesting and performance-vesting awards under the Company’s equity compensation plan, as follows: (i) an award of time-vesting RSUs with a grant value of $2,500,000, vesting annually over three years following the grant date (which replaces an RSU award of the same amount provided for under the Prior Agreements); and (ii) an award of performance share units (“PSUs”) with a target award value of $2,500,000, vesting on December 31, 2022 based on performance goals to be established by the Board for the three-year performance period 2020-2022, with payout ranging from 0% to 150% of target based on performance results (which represents an additional award from the Prior Agreements).

Pursuant to the Employment Agreement, if his employment is terminated by the Company without cause or by Mr. Finkelstein with good reason, he will be entitled to (i) his base salary through the date of termination, any amounts then owed to him and under any other applicable Company benefit plan and any outstanding properly incurred business expenses (collectively, “Accrued Benefits”), (ii) any amounts to which he is expressly entitled under the Company’s Employee Retention and Severance Policy (as defined in the Employment Agreement), and (iii) accelerated, full vesting of the Mr. Finkelstein’s RSUs, and continued vesting of his PSUs on December 31, 2022 based on actual performance results, prorated for the portion of the performance period worked (“Accelerated Vesting”).

Under the Employment Agreement, if Mr. Finkelstein is terminated by the Company for cause or disability or by Mr. Finkelstein without good reason, or his employment ends due to his death, he will be entitled to (i) his respective Accrued Benefits and (ii) any amounts owed to him under the Company’s Employee Retention and Severance Policy. In the case of termination of employment due to Mr. Finkelstein’s death or disability, the Employment Agreement provides the Accelerated Vesting of Mr. Finkelstein’s RSUs and PSUs.

•	The definition of “cause” under the Employment Agreement means: any one or more of the following: (i) a majority of the Board reasonably and in good faith determines executive has committed any breach of fiduciary duty; (ii) a majority of the Board reasonably and in good faith determines executive has engaged in willful misconduct or gross negligence in connection with executive’s employment, which is materially and demonstrably injurious to Company; (iii) executive is convicted of, or pleads guilty or nolo contendere to, any felony or crime of moral turpitude, including fraud, embezzlement or misappropriation of funds; or (iv) a majority of the Board reasonably and in good faith determines executive has willfully engaged in conduct that materially violates Company’s written policies, as may be amended from time to time, or is materially and demonstrably detrimental to the reputation, character or standing of Company, or otherwise is materially and demonstrably injurious to Company or its affiliates, monetarily or otherwise. Except for (iii) above, the executive shall have certain cure rights with respect to the matters described in the definition of “cause,” if the Board determines such matters are susceptible to cure or remedy.

•	The definition of “good reason” under the Employment Agreement means: one or more of the following (without executive’s consent, other than on the account of executive’s disability): (i) a material diminution by Company of executive’s duties, responsibilities, committee memberships on which the executive serves, or the supervisor to whom the executive is required to report; (ii) a material change in the geographic location at which executive must perform services under the agreement (which means relocation of the offices of Company at which executive is principally employed to a location that increases executive’s commute to work by more than 50 miles); (iii) a material diminution in executive’s base salary; or (iv) any action or inaction that constitutes a material breach by Company of the agreement. The Company shall have certain cure rights with respect to the matters described in the definition of “good reason.”

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the text of the Employment Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 7.01.	Regulation FD Disclosure.

A copy of the Company’s press release (the “Press Release”) announcing the matters described under Item 5.02 above is attached hereto and furnished as Exhibit 99.1.

This Press Release is being furnished pursuant to Item 7.01, and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on current expectations, estimates and projections about, among others, the industry, markets in which the Company operates, and the transactions described in this Current Report on Form 8-K. While the Company’s management believes the assumptions underlying its forward-looking statements and information are reasonable, such information is necessarily subject to uncertainties and may involve certain risks, many of which are difficult to predict and are beyond the control of the Company’s management. These risks include, but are not limited to the risks that are set forth under “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 and any subsequent Quarterly Report on Form 10-Q. All forward-looking statements speak only as of the date of this Current Report on Form 8-K. All subsequent written and oral forward-looking statements attributable to the Company or any person acting on its behalf are qualified by the cautionary statements in this section. The Company undertakes no obligation to update or publicly release any revisions to forward-looking statements to reflect events, circumstances or changes in expectations after the date of this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

10.1	Employment Agreement between David L. Finkelstein and the Company, dated as of March 13, 2020.

99.1	Press Release, dated March 16, 2020.

104	Cover page (formatted in Inline XBRL).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANNALY CAPITAL MANAGEMENT, INC.
(REGISTRANT)

Date: March 16, 2020	By:	/s/Anthony C. Green
	Name:	Anthony C. Green
	Title:	Chief Corporate Officer and Chief Legal Officer

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